As filed with the Securities and Exchange Commission on March 31, 2010
Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

Glu Mobile Inc.
(Exact Name of Registrant as Specified in Its Charter)

Delaware (State or Other Jurisdiction of Incorporation or Organization)	91-2143667 (I.R.S. Employer Identification No.)
2207 Bridgepointe Parkway, Suite 300
San Mateo, California 94404
(Address of Principal Executive Offices)
2008 Equity Inducement Plan
2007 Equity Incentive Plan
2007 Employee Stock Purchase Plan
(Full Titles of the Plans)

Niccolo M. de Masi
President and Chief Executive Officer
Glu Mobile Inc.
2207 Bridgepointe Parkway, Suite 300
San Mateo, California 94404
(650) 532-2400
(Name and Address of Agent For Service)

Copies to:

Kevin S. Chou, Esq. Vice President and General Counsel Glu Mobile Inc. 2207 Bridgepointe Parkway, Suite 300 San Mateo, CA 94404	David A. Bell, Esq. Fenwick & West LLP Silicon Valley Center 801 California Street Mountain View, CA 94041
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):
Large accelerated filer ☐	Accelerated filer ☐	Non-accelerated filer ☑ (Do not check if a smaller reporting company)	Smaller reporting company ☐
CALCULATION OF REGISTRATION FEE

			Proposed maximum		Proposed maximum	Amount of
Title of each class of securities	Amount to be		offering price		aggregate offering	registration
to be registered	Registered (1)		per unit		price	fee
Common Stock, $0.0001 par value	819,245	(2)	$1.00	(5)	$819,245	$58.41
Common Stock, $0.0001 par value	910,796	(3)	$1.00	(5)	$910,796	$64.94
Common Stock, $0.0001 par value	303,599	(4)	$0.85	(6)	$258,060	$18.40
Total	2,033,640				$1,988,101	$141.75

(1)	Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement shall also cover any additional shares of the Registrant’s common stock that become issuable under the 2008 Equity Inducement Plan, the 2007 Equity Incentive Plan and the 2007 Employee Stock Purchase Plan by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without the receipt of consideration that increases the number of the Registrant’s outstanding shares of common stock.

(2)	The number of shares of common stock registered hereby consists of shares authorized to be issued under the 2008 Equity Inducement Plan.

(3)	Represents an automatic increase in the number of shares available for issuance under the 2007 Equity Incentive Plan equal to 3% of 30,359,880 shares, the total outstanding shares of the Registrant as of December 31, 2009. This automatic increase was effective as of January 1, 2010.

(4)	Represents an automatic increase in the number of shares available for issuance under the 2007 Employee Stock Purchase Plan equal to 1% of 30,359,880 shares, the total outstanding shares of the Registrant as of December 31, 2009. This automatic increase was effective as of January 1, 2010.

(5)	Estimated solely for the purpose of calculating the registration fee in accordance with Rules 457(c) and 457(h) under the Securities Act of 1933, and based upon the average of the high and low sales prices of the Registrant’s common stock as reported by the NASDAQ Global Market on March 30, 2010.

(6)	Estimated solely for the purpose of calculating the registration fee in accordance with Rules 457(c) and 457(h) under the Securities Act of 1933, based upon 85% of the average of the high and low sales prices of the Registrant’s common stock as reported by the NASDAQ Global Market on March 30, 2010. Pursuant to the 2007 Employee Stock Purchase Plan, the purchase price of a share is 85% of the fair market value of the Registrant’s common stock.

REGISTRATION OF ADDITIONAL SHARES
PURSUANT TO GENERAL INSTRUCTION E
     Pursuant to General Instruction E of Form S-8, the Registrant is filing this registration statement with the Securities and Exchange Commission (the “Commission”) to register (1) an additional 910,796 shares under the Registrant’s 2007 Equity Incentive Plan and 303,599 shares under its 2007 Employee Stock Purchase Plan pursuant to the provisions of those plans providing for an automatic increase in the number of shares reserved for issuance under such plans and (2) an additional 819,245 shares under the Registrant’s 2008 Equity Inducement Plan. This registration statement on Form S-8 hereby incorporates by reference the contents of the Registrant’s registration statements on Form S-8 filed with the Commission on March 22, 2007 (Registration No. 333-141487), on March 31, 2008 (Registration No. 333-149996) and March 13, 2009, as amended March 18, 2009 (Registration No. 333-157959).

I-1

PART II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT
Item 8. Exhibits.

Number	Exhibit Title
4.01	Form of Restated Certificate of Incorporation of the Registrant (Incorporated herein by reference to Exhibit 3.02 of the Registrant’s Registration Statement on Form S-1 (Registration No. 333-139493) filed with the Commission on December 19, 2006 (the “Form S-1”)).

4.02	Form of Amended and Restated Bylaws of the Registrant (Incorporated herein by reference to Exhibit 99.01 of the Registrant’s Current Report on Form 8-K filed with the Commission on October 28, 2008).

4.03	2007 Equity Incentive Plan and forms of (a) Notice of Stock Option Grant, Stock Option Award Agreement and Stock Option Exercise Agreement, (b) Notice of Restricted Stock Award and Restricted Stock Agreement, (c) Notice of Stock Appreciation Right Award and Stock Appreciation Right Award Agreement, (d) Notice of Restricted Stock Unit Award and Restricted Stock Unit Agreement and (e) Notice of Stock Bonus Award and Stock Bonus Agreement (Incorporated herein by reference to Exhibit 10.03 of the Form S-1).

4.04	2007 Employee Stock Purchase Plan, as amended and restated on July 1, 2009 (Incorporated herein by reference to Exhibit 10.01 of the Registrant’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2009 filed with the Commission on November 9, 2009).

4.05	2008 Equity Inducement Plan, as amended and restated on December 28, 2009, and forms of Notice of Stock Option Grant, Stock Option Award Agreement and Stock Option Exercise Agreement (Incorporated herein by reference to Exhibit 10.05 of the Registrant’s Annual Report on Form 10-K for the year ended December 31, 2009 filed with the Commission on March 31, 2010).

5.01	Opinion of Kevin S. Chou, General Counsel of the Registrant.

23.01	Consent of Kevin S. Chou (included in Exhibit 5.01).

23.02	Consent of PricewaterhouseCoopers LLP, independent registered public accounting firm.

24.01	Power of Attorney (see page II-1 of this Registration Statement).

SIGNATURES
     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Mateo, State of California, on March 31, 2010.

GLU MOBILE INC.
By:	/s/ Niccolo M. de Masi
Niccolo M. de Masi
President and Chief Executive Officer

POWER OF ATTORNEY
     KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Niccolo M. de Masi and Eric R. Ludwig, and each of them acting individually, as his or her attorney-in-fact, each with full power of substitution, for him or her in any and all capacities, to sign any and all amendments to this Registration Statement on Form S-8, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that each of said attorneys-in-fact, or any substitute, may do or cause to be done by virtue hereof. This Power of Attorney may be executed in any number of counterparts, each of which when so executed and delivered shall be deemed an original, and such counterparts shall together constitute one and the same instrument.
     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated:

Signature	Title	Date

Principal Executive Officer:

/s/ Niccolo M. de Masi Niccolo M. de Masi	President, Chief Executive Officer and Director	March 31, 2010

Principal Financial and Accounting Officer:

/s/ Eric R. Ludwig Eric R. Ludwig	Senior Vice President and Chief Financial Officer	March 31, 2010

Additional Directors:

/s/ William J. Miller William J. Miller	Chairman of the Board	March 31, 2010

/s/ Ann Mather Ann Mather	Director	March 31, 2010

Signature	Title	Date

/s/ Richard A. Moran Richard A. Moran	Director	March 31, 2010

/s/ Hany M. Nada Hany M. Nada	Director	March 31, 2010

/s/ A. Brooke Seawell A. Brooke Seawell	Director	March 31, 2010

/s/ Daniel L. Skaff Daniel L. Skaff	Director	March 31, 2010

/s/ Ellen Siminoff Ellen Siminoff	Director	March 31, 2010

EXHIBIT INDEX

Number	Exhibit Title
4.01	Form of Restated Certificate of Incorporation of the Registrant (Incorporated herein by reference to Exhibit 3.02 of the Registrant’s Registration Statement on Form S-1 (Registration No. 333-139493) filed with the Commission on December 19, 2006 (the “Form S-1”)).

4.02	Form of Amended and Restated Bylaws of the Registrant (Incorporated herein by reference to Exhibit 99.01 of the Registrant’s Current Report on Form 8-K filed with the Commission on October 28, 2008).

4.03	2007 Equity Incentive Plan and forms of (a) Notice of Stock Option Grant, Stock Option Award Agreement and Stock Option Exercise Agreement, (b) Notice of Restricted Stock Award and Restricted Stock Agreement, (c) Notice of Stock Appreciation Right Award and Stock Appreciation Right Award Agreement, (d) Notice of Restricted Stock Unit Award and Restricted Stock Unit Agreement and (e) Notice of Stock Bonus Award and Stock Bonus Agreement (Incorporated herein by reference to Exhibit 10.03 of the Form S-1).

4.04	2007 Employee Stock Purchase Plan, as amended and restated on July 1, 2009 (Incorporated herein by reference to Exhibit 10.01 of the Registrant’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2009 filed with the Commission on November 9, 2009).

4.05	2008 Equity Inducement Plan, as amended and restated on December 28, 2009, and forms of Notice of Stock Option Grant, Stock Option Award Agreement and Stock Option Exercise Agreement (Incorporated herein by reference to Exhibit 10.05 of the Registrant’s Annual Report on Form 10-K for the year ended December 31, 2009 filed with the Commission on March 31, 2010).

5.01	Opinion of Kevin S. Chou, General Counsel of the Registrant.

23.01	Consent of Kevin S. Chou (included in Exhibit 5.01).

23.02	Consent of PricewaterhouseCoopers LLP, independent registered public accounting firm.

24.01	Power of Attorney (see page II-1 of this Registration Statement).